UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2012

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 14, 2012, ULURU Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  The proposals submitted to a vote of the stockholders at the Annual Meeting are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012.  The total number of shares of Common Stock entitled to vote at the Annual Meeting was 8,086,398, of which 5,920,517 shares of Common Stock, or 73.2%, were represented either in person or by proxy and, therefore, a quorum was present.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.	Election of Directors.

By the votes reflected below, the following nominees were elected to the Company’s Board of Directors to hold office for the term expiring at the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey B. Davis	1,832,527	35,973	4,052,017
Kerry P. Gray	1,830,293	38,207	4,052,017
Jeffrey A. Stone	1,831,093	37,407	4,052,017

Proposal 2.	Ratification of the appointment of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,754,054	70,116	96,347	Not applicable

Proposal 3.	Amend the Company’s 2006 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 800,000 shares to 1,200,000 shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,205,040	660,495	2,965	4,052,017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: June 15, 2012	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer